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                                                           CONFORMED COPY


                         AMERIDATA TECHNOLOGIES, INC.

                                      and

                  CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
                                  as Trustee

                                 _____________

                    8% Convertible Subordinated Debentures
                                   Due 2003

                                 _____________


                         First Supplemental Indenture

                           Dated as of May 17, 1996

                                 _____________



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                       FIRST SUPPLEMENTAL INDENTURE, dated as of May 17,
             1996 (herein called the "First Supplemental Indenture"), between AMERIDATA TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Company") and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York limited purpose trust company (hereinafter referred to as the "Trustee").

                                      WITNESSETH:

                       WHEREAS, The Company has heretofore executed and
             delivered to the Trustee that certain Indenture, dated as of June 5, 1995 (hereinafter called the "Original Indenture") for the equal and ratable benefit of the registered holders of the Company's 8% Convertible Subordinated Debentures due 2003 (the "Subordinated Debentures") and, as provided therein, the registered holders of AmeriData Delaware Preferred Securities (as defined in the Original Indenture); and

                       WHEREAS, the Company desires and has requested the
             Trustee to join with it in the execution and delivery of this First Supplemental Indenture on the terms set forth herein; and

                       WHEREAS, Section 11.1(c) of the Original Indenture
             provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for the purpose of curing any omission, without notice to or consent of any Securityholder; and

                       WHEREAS, the Company has represented to the
             Trustee that all acts and things necessary to make this First Supplemental Indenture a valid and binding agreement of the Company and the Trustee have been done and performed; and

                       WHEREAS, the Company has determined that the
             Original Indenture should be modified by the amendment of
             Section 4.12(a), Section 6.11(6) and Section 8.1(3) and addition of Section 4.12(c), each as set forth in this First Supplemental Indenture; and

                       WHEREAS all capitalized terms used herein without
             definition have the meanings ascribed thereto in the Original Indenture;

                       NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
             WITNESSETH:

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                       That in consideration of the premises and of the
             acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee as follows:

                                       ARTICLE 1
                      DEFINITIONS AND INCORPORATION BY REFERENCE

                       Section 1.2. is hereby amended to add the
             following definition in its appropriate alphabetical placement:

                                                               Defined in
                       Term                                      Section
                  "Transaction"  . . . . . . . . . . . . . . . . . 4.2(c)

                                       ARTICLE 4
                                      CONVERSION

             1. The first sentence of Section 4.12(a) of the Original Indenture is hereby deleted in its entirety and substituting in lieu thereof the following:

                       "(a) Notwithstanding any other provision in this
                  Article to the contrary, but subject to the provisions of subsection (c) of this Section 4.12, if any Fundamental Change (as defined in subsection (b)) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described in this Section 4.12."

             2. A new subsection (c) shall be added to Section 4.12 of the Original Indenture as follows:

                       "(c) In the event that the Company is a party to
                  any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, recapitalization or reclassification of Common Stock or any compulsory share exchange (each of the foregoing being referred to as a "Transaction")), in each case, as a result of which shares of Common Stock shall be converted into the right (a) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change, to receive securities, cash, or other property, each Security shall thereafter be convertible into the kind and amount of securities, cash, and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which a Security was convertible immediately prior to such Transaction, or (b) in the case of a Transaction involving a Common Stock Fundamental Change to receive common stock of the kind received by holders of Common Stock (but in each case after giving effect to any


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                  adjustment provided for above relating to a Fundamental
                  Change if such Transaction constitutes a Fundamental Change). Without limiting the effect of Section 7.1, the holders of Securities have no voting rights with respect to any Transaction described in this section."


                                       ARTICLE 6
                                       COVENANTS

             3. Section 6.11(6) is hereby deleted in its entirety and substituting in lieu thereof the following:

                       "(6) to issue and deliver Common Stock or such
                  other securities, cash or other property as the Securityholders are entitled to receive pursuant to
                  Section 4.12 hereof, upon an election by AmeriData Delaware to convert the Securities."

                                       ARTICLE 8
                                 DEFAULT AND REMEDIES

             4. Section 8.1(3) is hereby deleted in its entirety and substituting in lieu thereof the following:

                       "(3) The Company shall fail to deliver shares of
                  Common Stock or such other securities, cash or other property, as the Securityholders are entitled to receive pursuant to Section 4.12 hereof, upon an election by any Holder to convert Securities; AmeriData Delaware shall fail to convert Securities into shares of Common Stock or such other securities, cash or other property, as the Securityholders are entitled to receive pursuant to Section 4.12 hereof or to deliver such shares of Common Stock or such other securities, cash or other property, as the Securityholders are entitled to receive pursuant to Section 4.12 hereof, to any holder of AmeriData Delaware Preferred Securities who elects to convert AmeriData Delaware Preferred Securities into shares of Common Stock or such other securities, cash or other property, as the Securityholders are entitled to receive pursuant to
                  Section 4.12 hereof; or AmeriData Delaware shall fail to distribute Securities to holders of AmeriData Delaware Preferred Securities when required pursuant to
                  Section 7.2(h)(iv) of the Operating Agreement;"

                       Except as amended by this First Supplemental
             Indenture, the Original Indenture is hereby ratified and confirmed in all respects.


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             IN WITNESS WHEREOF, each of the parties hereto has caused
             this First Supplemental Indenture to be duly executed by its duly authorized representative as of the day and year first above written.

                                      AMERIDATA TECHNOLOGIES, INC.


                                      By:/s/ Gerald A. Poch
                                         ---------------------------
                                         Name: Gerald A. Poch
                                         Title: Co-President



                                      CONTINENTAL STOCK TRANSFER & TRUST
                                      COMPANY, as Trustee


                                      By:/s/ Michael Nelson
                                         ---------------------------
                                         Name: Michael Nelson
                                         Title: President


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